Exhibit 99.1

DIGITAL REALTY

1Q24 Financial Results

May 2024

Earnings Press Release
and Supplemental Information

1Q 24

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

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Financial Supplement
Table of Contents	First Quarter 2024

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Financial Supplement
Corporate Information	First Quarter 2024

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2024, the company’s 309 data centers, including 72 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 39.8 million square feet, excluding approximately 8.2 million square feet of space under active development and 4.1 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 5707 Southwest Parkway, Building 1, Suite 275 Austin, TX 78735 Telephone: (737) 281-0101 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Green Street Advisors	HSBC	Jefferies	J.P. Morgan	MoffettNathanson
Kyle Sanders	Irvin Liu	David Guarino	Phani Kanumuri	Jonathan Petersen	Richard Choe	Nick Del Deo
(314) 515-0198	(415) 800-0183	(949) 640-8780	+52 (551) 782-7350	(212) 284 1705	(212) 662 6708	(212) 519-0025

Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets	Scotiabank	Stifel	TD Cowen
Simon Flannery	Matthew Dolgin	Frank Louthan	Jonathan Atkin	Maher Yaghi	Erik Rasmussen	Michael Elias
(212) 761-6432	(312) 696-6783	(404) 442-5867	(415) 633-8589	(437) 995-5548	(212) 271-3461	(646) 562-1358

Truist Securities	UBS	Wells Fargo	Wolfe Research
Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

June 4 – 6, 2024	NAREIT REITweek 2024	New York City, NY

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	First Quarter 2024

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23
High price	$154.18	$139.35	$133.39	$114.43	$122.43
Low price	$130.00	$113.94	$112.38	$86.33	$90.72
Closing price, end of quarter	$144.04	$134.58	$121.02	$113.87	$98.31
Average daily trading volume (1)	2,108	1,932	2,301	3,113	2,232
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.4%	3.6%	4.0%	4.3%	5.0%
Shares and units outstanding, end of quarter (1) (3)	319,009	318,057	309,325	305,723	297,761
Closing market value of shares and units outstanding (4)	$45,950,001	$42,804,053	$37,434,562	$34,812,727	$29,272,861

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of March 31, 2024, the total number of shares and units includes 312,421 shares of common stock, 4,343 common units held by third parties and 2,245 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2024

Shares and Units at End of Quarter	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23
Common shares outstanding	312,421	311,608	302,846	299,240	291,299
Common partnership units outstanding	6,588	6,449	6,479	6,483	6,462
Total Shares and Units	319,009	318,057	309,325	305,723	297,761

Enterprise Value
Market value of common equity (1)	$45,950,001	$42,804,053	$37,434,562	$34,812,727	$29,272,861
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,020,340	17,425,908	16,869,776	17,729,452	17,875,511
Total Enterprise Value	$63,725,341	$60,984,961	$55,059,338	$53,297,179	$47,903,372
Total debt / total enterprise value	26.7%	28.6%	30.6%	33.3%	37.3%
Debt-plus-preferred-to-total-enterprise-value	27.9%	29.8%	32.0%	34.7%	38.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$34,099,698	$34,355,662	$33,267,766	$33,958,096	$33,805,740
Total Assets	42,633,089	44,113,257	41,932,515	42,388,735	41,953,068
Total Liabilities	21,792,866	23,116,936	21,895,634	22,916,155	22,799,620

Selected Operating Data
Total operating revenues	$1,331,143	$1,369,633	$1,402,437	$1,366,267	$1,338,724
Total operating expenses	1,181,776	1,235,598	1,344,206	1,211,407	1,161,388
Net income	287,837	19,884	745,941	115,647	68,839
Net income / (loss) available to common stockholders	271,327	18,122	723,440	108,003	58,547

Financial Ratios
EBITDA (2)	$835,446	$572,958	$1,272,048	$667,866	$603,419
Adjusted EBITDA (3)	710,556	699,509	685,943	696,604	667,804
Net Debt-to-Adjusted EBITDA (4)	6.1x	6.2x	6.3x	6.8x	7.1x
Interest expense	109,535	113,638	110,767	111,116	102,220
Fixed charges (5)	148,239	156,851	150,079	149,181	139,172
Interest coverage ratio (6)	4.3x	4.0x	4.3x	4.5x	4.7x
Fixed charge coverage ratio (7)	4.0x	3.8x	4.1x	4.2x	4.4x

Profitability Measures
Net income / (loss) per common share - basic	$0.87	$0.06	$2.40	$0.37	$0.20
Net income / (loss) per common share - diluted	$0.82	$0.08	$2.33	$0.37	$0.20
Funds from operations (FFO) / diluted share and unit (8)	$1.41	$1.53	$1.55	$1.52	$1.60
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.63	$1.62	$1.68	$1.66
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.68	$1.30	$1.40	$1.59	$1.56
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	86.5%	79.8%	78.6%	80.3%	76.0%
Diluted Core FFO payout ratio (8) (11)	73.2%	75.0%	75.2%	72.6%	73.5%
Diluted AFFO payout ratio (9) (12)	72.8%	93.6%	87.3%	76.7%	78.2%

Portfolio Statistics
Buildings (13)	323	323	326	330	328
Data Centers (13)	309	309	312	316	314
Cross-connects (13) (14)	221,500	220,000	218,000	216,000	214,000
Net rentable square feet, excluding development space (13)	39,839	39,688	39,542	39,310	38,804
Occupancy at end of quarter (15)	82.1%	81.7%	82.8%	82.9%	83.5%
Occupied square footage (13)	32,727	32,407	32,727	32,603	32,394
Space under active development (16)	8,238	8,470	9,205	8,841	9,243
Space held for development (17)	4,141	4,130	3,937	3,941	3,742
Weighted average remaining lease term (years) (18)	4.5	4.6	4.8	4.9	4.8
Same-capital occupancy at end of quarter (15) (19)	82.6%	82.9%	82.8%	83.1%	83.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2024

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2022, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2024

Digital Realty Reports First Quarter 2024 Results

Austin, TX — May 2, 2024 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the first quarter of 2024. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.82 per share in 1Q24, compared to $0.20 in 1Q23
◾	Reported FFO per share of $1.41 in 1Q24, compared to $1.60 in 1Q23
◾	Reported Core FFO per share of $1.67 in 1Q24, compared to $1.66 in 1Q23
◾	Reported “Same-Capital” cash NOI growth of 4.7% in 1Q24
◾	Reported rental rate increases on renewal leases of 11.8% on a cash basis in 1Q24
◾	Signed total bookings during 1Q24 that are expected to generate $252 million of annualized GAAP rental revenue, including a $40 million contribution from the 0–1 megawatt category and $13 million contribution from interconnection
◾	Maintained 2024 Core FFO per share outlook of $6.60 - $6.75

Financial Results

Digital Realty reported revenues of $1.3 billion in the first quarter of 2024, a 3% decrease from the previous quarter and an 1% decrease from the same quarter last year.

The company delivered net income of $288 million in the first quarter of 2024, and net income available to common stockholders of $271 million, or $0.82 per diluted share, compared to $0.08 per diluted share in the previous quarter and $0.20 per diluted share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $711 million in the first quarter of 2024, a 2% increase from the previous quarter and 6% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $451 million in the first quarter of 2024, or $1.41 per share, compared to $1.53 per share in the previous quarter and $1.60 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.67 in the first quarter of 2024, compared to $1.63 per share in the previous quarter and $1.66 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.67 for the first quarter of 2024.

“Digital Realty saw accelerating demand in the first quarter, executing on a number of multifaceted AI-oriented opportunities, while continuing to support hybrid multi-cloud requirements. Strong demand supported a new leasing record, driven by large footprint deals,” said Digital Realty President & Chief Executive Officer Andy Power. “In support of this demand, we sourced over $1 billion of fresh capital through asset sales and joint ventures, further reducing our reported leverage while positioning the company to meet our customers' growing needs.”

Leasing Activity

In the first quarter, Digital Realty signed total bookings that are expected to generate $252 million of annualized GAAP rental revenue, including a $40 million contribution from the 0–1 megawatt category and a $13 million contribution from interconnection.

The weighted-average lag between new leases signed during the first quarter of 2024 and the contractual commencement date was 7 months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $248 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2024 increased 11.8% on a cash basis and 13.0% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2024

New leases signed during the first quarter of 2024 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$19,050	67	$283	6.5	$243
> 1 MW	175,200	636	275	84.0	174
Other (1)	495	10	51	—	—
Total	$194,746	713	$273	90.5	$179

EMEA (2)
0-1 MW	$14,754	60	$246	5.5	$224
> 1 MW	23,020	112	206	13.7	140
Other (1)	72	1	117	—	—
Total	$37,846	173	$219	19.2	$164

Asia Pacific (2)
0-1 MW	$6,192	18	$343	1.5	$333
> 1 MW	—	—	—	—	—
Other (1)	159	3	56	—	—
Total	$6,351	21	$304	1.5	$333

All Regions (2)
0-1 MW	$39,996	145	$275	13.6	$246
> 1 MW	198,220	748	265	97.7	169
Other (1)	726	13	55	—	—
Total	$238,942	907	$264	111.2	$178

Interconnection	$13,240	N/A	N/A	N/A	N/A

Grand Total	$252,182	907	$264	111.2	$178

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2024.

Investment Activity

As previously disclosed, in the first quarter, Digital Realty successfully resolved its relationship with Cyxtera, with the closing of a series of transactions with Brookfield Infrastructure Partners L.P., Cyxtera Technologies and Digital Core REIT. Digital Realty received $277 million for its interest in four data centers and redeployed $55 million to buy out Cyxtera’s leases in Digital Realty’s Frankfurt and Singapore data centers. Digital Realty also exercised its option to purchase a data center outside of London, UK, which is expected to close in the second quarter.

Also previously disclosed, in January, Digital Realty and Blackstone Inc. established the first phase of their $7 billion hyperscale data center development joint venture, which includes campuses in Paris and Northern Virginia. The second phase is scheduled to close later this year, upon obtaining the required approvals.

As announced in early March, Digital Realty and Mitsubishi Corporation established a joint venture to support the development of two build-to-suit data centers in the Dallas metro area. The two data centers commenced construction in the fourth quarter of 2022 and can deliver up to 48 megawatts of IT load. Mitsubishi initially invested approximately $200 million to acquire a 65% equity interest in the venture, while Digital Realty maintains a 35% interest. Each partner will fund its pro rata share of the remaining development costs for the two facilities, which are slated for initial completion and commencement in late 2024.

Additionally, as previously disclosed, during the quarter, Digital Realty closed on the purchase of approximately 19 acres of land in Paris, France for approximately €70 million or $76 million. The parcel of land, which was previously leased to Digital Realty, is currently under development to support up to 77 megawatts of IT load.

During the quarter, Digital Realty closed on the sale of 19 acres of vacant land in Sydney, Australia for approximately AU$96 million or $63 million.

Digital Realty also received approximately $92 million of proceeds during the first quarter, pursuant to an agreement to grant land easements for the use of substations on its Digital Dulles campus.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2024

During the first quarter, MC Digital Realty closed on the acquisition of five acres of land in Osaka, Japan which could support the development of up to 18 megawatts of IT load, for approximately JPY1 billion or $7 million.

Subsequent to quarter end, Digital Realty and GI Partners expanded their existing joint venture in Chicago, with the sale to GI Partners of a 75% interest in a stabilized hyperscale data center that is situated on the same campus as two stabilized hyperscale data centers that were previously contributed to a joint venture with GI Partners in July 2023. Digital Realty received approximately $388 million of gross proceeds and will maintain a 25% interest in the joint venture. Based on annualized in‐place cash NOI as of March 31, 2024, adjusted for a customary vacancy allowance, the transaction values the facility at a 6.5% cap rate. As previously disclosed, in January, GI Partners executed its option to increase its stake from 65% to 80% in the two original stabilized hyperscale data centers within the Chicago joint venture.

Subsequent to quarter end, Digital Realty closed on the sale to Digital Core REIT (SGX: DCRU) of an additional 24.9% interest in a data center facility located in Frankfurt, Germany for €117 million, or approximately $129 million. The transaction valued the Frankfurt facility at €470 million, or approximately $517 million (at 100% share). Digital Core REIT has an option to acquire up to an 89.9% total ownership interest in the facility.

Balance Sheet

Digital Realty had approximately $17.0 billion of total debt outstanding as of March 31, 2024, comprised of $16.4 billion of unsecured debt and approximately $0.6 billion of secured debt and other. At the end of the first quarter of 2024, net debt-to-Adjusted EBITDA was 6.1x, debt-plus-preferred-to-total enterprise value was 27.9% and fixed charge coverage was 4.0x. Pro forma for the completion of the second phase of the Blackstone development joint ventures announced in December 2023, as well as the expansion of the joint venture with GI Partners and the sale of an interest in an asset to Digital Core REIT subsequent to quarter end, net debt-to-Adjusted EBITDA was 5.8x.

As previously disclosed, in January, Digital Realty sold 0.6 million shares of its common stock at a weighted average price of $133.43 per share for net proceeds of approximately $84 million.

Subsequent to quarter end, the company repaid €600 million ($647 million) aggregate principal amount of its 2.625% notes.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2024

2024 Outlook

Digital Realty maintained its 2024 Core FFO per share and Constant-Currency Core FFO per share outlook of $6.60 - $6.75. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 15, 2024	May 2, 2024
Total revenue	$5.550 - $5.650 billion	$5.550 - $5.650 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($35 - $40 million)
Adjusted EBITDA	$2.800 - $2.900 billion	$2.800 - $2.900 billion
G&A	$450 - $460 million	$450 - $460 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	5.0% - 7.0%
GAAP basis	6.0% - 8.0%	7.0% - 9.0%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	2.0% - 3.0%	2.5% - 3.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.25 - $1.30
U.S. Dollar / Euro	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1,000 - $1,500 million	$1,000 - $1,500 million
Cap rate	6.0% - 8.0%	6.0% - 8.0%
Development
CapEx (Net of Partner Contributions) (3)	$2,000 - $2,500 million	$2,000 - $2,500 million
Average stabilized yields	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$260 - $275 million	$260 - $275 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $1,000 million	$0 - $1,000 million
Pricing	5.0% - 5.5%	5.0% - 5.5%
Timing	Mid-Year	Mid-Year

Net income per diluted share	$1.80 - $1.95	$1.80 - $1.95
Real estate depreciation and (gain) / loss on sale	$4.40 - $4.40	$4.40 - $4.40
Funds From Operations / share (NAREIT-Defined)	$6.20 - $6.35	$6.20 - $6.35
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40
Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2022 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2023-2024, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2024

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on May 2, 2024, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s first quarter 2024 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 1322262 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until June 2, 2024. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 7673278. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2024

	Three Months Ended
	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23
Rental revenues	$894,409	$885,694	$886,960	$869,298	$870,975
Tenant reimbursements - Utilities	276,357	316,634	335,477	330,416	317,148
Tenant reimbursements - Other	38,434	46,418	64,876	46,192	40,150
Interconnection & other	108,071	106,413	107,305	104,521	101,695
Fee income	13,010	14,330	7,819	14,908	7,868
Other	862	144	—	932	887
Total Operating Revenues	$1,331,143	$1,369,633	$1,402,437	$1,366,267	$1,338,724

Utilities	$324,571	$366,083	$384,455	$374,934	$346,364
Rental property operating	224,369	237,118	223,089	224,762	224,861
Property taxes	41,156	40,161	72,279	46,718	40,424
Insurance	2,694	3,794	4,289	4,385	4,355
Depreciation & amortization	431,102	420,475	420,613	432,573	421,198
General & administration	114,419	109,235	108,039	105,964	107,766
Severance, equity acceleration and legal expenses	791	7,565	2,682	3,652	4,155
Transaction and integration expenses	31,839	40,226	14,465	17,764	12,267
Provision for impairment	—	5,363	113,000	—	—
Other expenses	10,836	5,580	1,295	655	—
Total Operating Expenses	$1,181,776	$1,235,598	$1,344,206	$1,211,407	$1,161,388

Operating Income	$149,367	$134,035	$58,231	$154,860	$177,335

Equity in earnings / (loss) of unconsolidated joint ventures	(16,008)	(29,955)	(19,793)	5,059	14,897
Gain / (loss) on sale of investments	277,787	(103)	810,688	89,946	—
Interest and other income / (expense), net	9,709	50,269	24,812	(6,930)	280
Interest (expense)	(109,535)	(113,638)	(110,767)	(111,116)	(102,220)
Income tax benefit / (expense)	(22,413)	(20,724)	(17,228)	(16,173)	(21,454)
Loss from early extinguishment of debt	(1,070)	—	—	—	—
Net Income	$287,837	$19,884	$745,941	$115,647	$68,839

Net income / (loss) attributable to noncontrolling interests	(6,329)	8,419	(12,320)	2,538	(111)
Net Income Attributable to Digital Realty Trust, Inc.	$281,508	$28,304	$733,621	$118,185	$68,728

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)
Net Income / (Loss) Available to Common Stockholders	$271,327	$18,122	$723,440	$108,003	$58,547

Weighted-average shares outstanding - basic	312,292	305,781	301,827	295,390	291,219
Weighted-average shares outstanding - diluted	320,798	314,995	311,341	306,819	303,065
Weighted-average fully diluted shares and units	326,975	321,173	317,539	313,021	309,026

Net income / (loss) per share - basic	$0.87	$0.06	$2.40	$0.37	$0.20
Net income / (loss) per share - diluted	$0.82	$0.08	$2.34	$0.35	$0.20

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2024

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Net Income / (Loss) Available to Common Stockholders	$271,327	$18,122	$723,440	$108,003	$58,547
Adjustments:
Non-controlling interest in operating partnership	6,200	410	16,300	2,500	1,500
Real estate related depreciation & amortization (1)	420,591	410,167	410,836	424,044	412,192
Reconciling items related to non-controlling interests	(8,017)	(15,377)	(14,569)	(14,144)	(13,388)
Unconsolidated JV real estate related depreciation & amortization	47,877	64,833	43,215	35,386	33,719
(Gain) / loss on real estate transactions	(286,704)	103	(810,688)	(89,946)	(7,825)
Provision for impairment	—	5,363	113,000	—	—
Funds From Operations	$451,273	$483,621	$481,535	$465,844	$484,745

Weighted-average shares and units outstanding - basic	318,469	311,960	308,024	301,593	297,180
Weighted-average shares and units outstanding - diluted (2) (3)	326,975	321,173	317,539	313,021	309,026

Funds From Operations per share - basic	$1.42	$1.55	$1.56	$1.54	$1.63

Funds From Operations per share - diluted (2) (3)	$1.41	$1.53	$1.55	$1.52	$1.60

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Funds From Operations	$451,273	$483,621	$481,535	$465,844	$484,745
Other non-core revenue adjustments	3,525	(146)	(27)	27,454	(887)
Transaction and integration expenses	31,839	40,226	14,465	17,764	12,267
Loss from early extinguishment of debt	1,070	—	—	—	—
Severance, equity acceleration and legal expenses (4)	791	7,565	2,682	3,652	4,155
(Gain) / Loss on FX revaluation	33,602	(24,804)	451	(7,868)	(6,778)
Other non-core expense adjustments	10,052	1,956	1,295	655	—
Core Funds From Operations	$532,153	$508,417	$500,402	$507,501	$493,500

Weighted-average shares and units outstanding - diluted (2) (3)	319,138	312,356	308,539	301,806	297,382

Core Funds From Operations per share - diluted (2)	$1.67	$1.63	$1.62	$1.68	$1.66

(1) Real Estate Related Depreciation & Amortization	Three Months Ended
	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Depreciation & amortization per income statement	$431,102	$420,475	$420,613	$432,573	$421,198
Non-real estate depreciation	(10,511)	(10,308)	(9,777)	(8,529)	(9,006)
Real Estate Related Depreciation & Amortization	$420,591	$410,167	$410,836	$424,044	$412,192

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended
	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23
Teraco noncontrolling share of FFO	$9,768	$7,135	$11,537	$9,645	$11,069
Teraco related minority interest	$9,768	$7,135	$11,537	$9,645	$11,069

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2024

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Core FFO available to common stockholders and unitholders	$532,153	$508,417	$500,402	$507,501	$493,500
Adjustments:
Non-real estate depreciation	10,511	10,308	9,777	8,529	9,006
Amortization of deferred financing costs	5,576	5,744	5,776	5,984	4,072
Amortization of debt discount/premium	1,832	973	1,360	1,339	1,301
Non-cash stock-based compensation expense	12,592	9,226	14,062	13,893	13,056
Straight-line rental revenue	9,976	(21,992)	(14,080)	(16,151)	(16,194)
Straight-line rental expense	1,111	(4,999)	1,427	520	(515)
Above- and below-market rent amortization	(854)	(856)	(1,127)	(1,195)	(1,226)
Deferred tax (benefit) / expense	(3,437)	33,448	(8,539)	1,339	(9,795)
Leasing compensation & internal lease commissions	13,291	9,848	12,515	11,611	11,067
Recurring capital expenditures (1)	(47,676)	(142,808)	(90,251)	(53,498)	(40,465)

AFFO available to common stockholders and unitholders (2)	$535,073	$407,306	$431,322	$479,873	$463,807

Weighted-average shares and units outstanding - basic	318,469	311,960	308,024	301,593	297,180
Weighted-average shares and units outstanding - diluted (3)	319,138	312,356	308,539	301,806	297,382

AFFO per share - diluted (3)	$1.68	$1.30	$1.40	$1.59	$1.56

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22

Diluted AFFO Payout Ratio	72.8%	93.6%	87.3%	76.7%	78.2%

	Three Months Ended
Share Count Detail	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Weighted Average Common Stock and Units Outstanding	318,469	311,960	308,024	301,593	297,180
Add: Effect of dilutive securities	669	396	515	213	202
Weighted Avg. Common Stock and Units Outstanding - diluted	319,138	312,356	308,539	301,806	297,382

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2024

	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23
Assets
Investments in real estate:
Real estate	$27,122,796	$27,306,369	$25,887,031	$27,087,769	$27,052,022
Construction in progress	4,496,840	4,635,215	5,020,464	4,635,939	4,563,578
Land held for future development	114,240	118,190	179,959	193,936	194,564
Investments in Real Estate	$31,733,877	$32,059,773	$31,087,453	$31,917,644	$31,810,164
Accumulated depreciation and amortization	(7,976,093)	(7,823,685)	(7,489,193)	(7,739,462)	(7,600,559)
Net Investments in Properties	$23,757,784	$24,236,089	$23,598,260	$24,178,182	$24,209,605
Investment in unconsolidated joint ventures	2,365,821	2,295,889	2,180,313	2,040,452	1,995,576
Net Investments in Real Estate	$26,123,605	$26,531,977	$25,778,573	$26,218,634	$26,205,180

Operating lease right-of-use assets, net	$1,233,410	$1,414,256	$1,274,410	$1,291,233	$1,317,293
Cash and cash equivalents	1,193,784	1,625,495	1,062,050	124,519	131,406
Accounts and other receivables, net (1)	1,217,276	1,278,110	1,325,725	1,158,383	1,070,066
Deferred rent, net	611,670	624,427	586,418	613,796	627,700
Goodwill	9,105,026	9,239,871	8,998,074	9,148,603	9,199,636
Customer relationship value, deferred leasing costs & other intangibles, net	2,359,380	2,500,237	2,506,198	2,825,596	3,015,291
Assets held for sale	287,064	478,503	—	593,892	—
Other assets	501,875	420,382	401,068	414,078	386,495
Total Assets	$42,633,089	$44,113,257	$41,932,515	$42,388,735	$41,953,068

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,901,126	$1,812,287	$1,698,780	$2,242,258	$2,514,202
Unsecured term loans, net	1,303,263	1,560,305	1,524,663	1,548,780	1,542,275
Unsecured senior notes, net of discount	13,190,202	13,422,342	13,072,102	13,383,819	13,258,079
Secured and other debt, net of discount	625,750	630,973	574,231	554,594	560,955
Operating lease liabilities	1,357,751	1,542,094	1,404,510	1,420,239	1,443,994
Accounts payable and other accrued liabilities	1,870,344	2,168,983	2,147,103	2,214,820	1,923,819
Deferred tax liabilities, net	1,121,224	1,151,096	1,088,724	1,128,961	1,164,276
Accrued dividends and distributions	—	387,988	—	—	—
Security deposits and prepaid rents	413,225	401,867	385,521	417,693	392,021
Obligations associated with assets held for sale	9,981	39,001	—	4,990	—
Total Liabilities	$21,792,866	$23,116,936	$21,895,634	$22,916,155	$22,799,620

Redeemable non-controlling interests	1,350,736	1,394,814	1,360,308	1,367,422	1,448,772

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000 shares authorized (5)	3,097	3,088	3,002	2,967	2,888
Additional paid-in capital	24,508,683	24,396,797	23,239,088	22,882,200	22,126,379
Dividends in excess of earnings	(5,373,529)	(5,262,648)	(4,900,757)	(5,253,915)	(4,995,982)
Accumulated other comprehensive (loss), net	(850,091)	(751,393)	(882,996)	(741,484)	(652,486)
Total Stockholders' Equity	$19,019,850	$19,117,535	$18,190,026	$17,621,456	$17,212,490

Noncontrolling Interests
Noncontrolling interest in operating partnership	$438,422	$438,081	$441,366	$436,099	$444,843
Noncontrolling interest in consolidated joint ventures	31,215	45,892	45,182	47,603	47,342

Total Noncontrolling Interests	$469,637	$483,972	$486,547	$483,702	$492,185

Total Equity	$19,489,487	$19,601,507	$18,676,573	$18,105,158	$17,704,675

Total Liabilities and Equity	$42,633,089	$44,113,257	$41,932,515	$42,388,735	$41,953,068

(1)	Net of allowance for doubtful accounts of $43,873 and $36,240 as of March 31, 2024 and March 31, 2023, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of March 31, 2024 and March 31, 2023.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of March 31, 2024 and March 31, 2023.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of March 31, 2024 and March 31, 2023.
(5)	Common Stock: 312,421 and 291,299 shares issued and outstanding as of March 31, 2024 and March 31, 2023, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2024

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,124,737
Campus	1,590,934
Other (4)	174,226
Total Cash NOI, Annualized	$2,889,897
less: Partners' share of consolidated JVs	(62,120)
Acquisitions / dispositions / expirations	(72,292)
FY 2024 backlog cash NOI and 1Q24 carry-over (stabilized) (5)	190,849
Total Consolidated Cash NOI, Annualized	$2,946,334

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3) (6)	$223,132

Other Income
Development and Management Fees (net), Annualized	$52,042

Other Assets
Pre-stabilized inventory, at cost (7)	$88,245
Land held for development	114,240
Development CIP (8)	4,496,840
less: Investment associated with FY24 Backlog NOI (9)	(651,274)
Cash and cash equivalents	1,193,784
Accounts and other receivables, net	1,217,276
Other assets	501,875
less: Partners' share of consolidated JV assets	(84,559)
Total Other Assets	$6,876,427

Liabilities
Global unsecured revolving credit facilities	$1,912,492
Unsecured term loans	1,309,250
Unsecured senior notes	13,271,592
Secured and other debt	631,469
Accounts payable and other accrued liabilities	1,870,344
Deferred tax liabilities, net	1,121,224
Security deposits and prepaid rents	413,225
Obligations associated with assets held for sale	9,981
Backlog NOI cost to complete (9)	333,573
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,382,102
less: Partners' share of consolidated JV liabilities	(387,367)
Total Liabilities	$22,622,886

(1)	Backlog and associated financial line items include activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q24 Cash NOI of $2.9 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2024. Includes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2024

4

	As of March 31, 2024
		Interest Rate
	Interest	Including
	Rate	Swaps	2024	2025	2026	2027	2028	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.488%	4.488%	—	—	—	$1,825,412	—	—	$1,825,412
Yen revolving credit facility	0.615%	0.615%	—	—	—	87,080	—	—	87,080
Deferred financing costs, net	—	—	—	—	—	—	—	—	(11,366)
Total Global Unsecured Revolving Credit Facilities	4.311%	4.311%	—	—	—	$1,912,492	—	—	$1,901,126

Unsecured Term Loans
Euro term loan facility	4.780%	4.005%	—	$404,625	—	$404,625	—	—	$809,250
USD term loan facility	6.368%	5.180%	—	—	$500,000	—	—	—	500,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(5,987)
Total Unsecured Term Loans	5.386%	4.453%	—	$404,625	$500,000	$404,625	—	—	$1,303,263

Senior Notes
€600 million 2.625% Notes due 2024 (2)	2.625%	2.625%	$647,400	—	—	—	—	—	$647,400
£250 million 2.750% Notes due 2024	2.750%	2.750%	315,575	—	—	—	—	—	315,575
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	$504,920	—	—	—	—	504,920
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	701,350	—	—	—	—	701,350
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	$1,159,925	—	—	—	1,159,925
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	304,915	—	—	—	304,915
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	$166,317	—	—	166,317
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	—	1,000,000	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	$539,500	—	539,500
$900 million 5.550% Notes due 2028 (3)	5.550%	3.996%	—	—	—	—	900,000	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	650,000	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	$299,371	299,371
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	441,805	441,805
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	809,250	809,250
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	694,265	694,265
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	539,500	539,500
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,079,000	1,079,000
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	809,250	809,250
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	809,250	809,250
Unamortized discounts	—	—	—	—	—	—	—	—	(30,928)
Deferred financing costs	—	—	—	—	—	—	—	—	(50,463)
Total Senior Notes	2.452%	2.255%	$962,975	$1,206,270	$1,464,840	$1,166,317	$2,089,500	$6,381,691	$13,190,202

Secured Debt
ICN10 Facilities	5.980%	3.614%	—	—	—	—	—	$12,543	$12,543
Westin	3.290%	3.290%	—	—	—	$135,000	—	—	135,000
Teraco Loans	10.665%	9.438%	$234	$568	$39,322	78,064	$289,592	—	407,780
Deferred financing costs	—	—	—	—	—	—	—	—	(2,068)
Total Secured Debt	8.766%	7.812%	$234	$568	$39,322	$213,064	$289,592	$12,543	$553,255

Other Debt
Icolo loans	11.650%	11.650%	—	—	$5,298	$4,035	$924	$2,332	$12,589
Total Other Debt	11.650%	11.650%	—	—	$5,298	$4,035	924	2,332	$12,589

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	10.105%	10.105%	—	—	$63,557	—	—	—	$63,557
Unamortized discounts	—	—	—	—	—	—	—	—	(3,651)
Total Redeemable Preferred Shares	10.105%	10.105%	—	—	$63,557	—	—	—	$59,906

Total unhedged variable rate debt	—	—	$47	$114	$66,803	$2,323,492	$24,841	$4,795	$2,420,091
Total fixed rate / hedged variable rate debt	—	—	963,162	1,611,349	2,006,214	1,377,041	2,355,175	6,391,771	14,704,712
Total Debt	3.123%	2.868%	$963,209	$1,611,463	$2,073,017	$3,700,533	$2,380,016	$6,396,566	$17,124,803

Weighted Average Interest Rate			2.668%	2.613%	3.196%	3.746%	4.134%	1.880%	2.868%

Summary

Weighted Average Term to Initial Maturity									3.9 Years

Weighted Average Maturity (assuming exercise of extension options)									4.1 Years

Global Unsecured Revolving Credit Facilities Detail As of March 31, 2024

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,885,870	$1,885,762	$1,910,936

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on April 15, 2024.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $89.2 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2024

	As of March 31, 2024

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	44%	37%	Less than 60% (5)	38%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	245%	271%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.6x	4.6x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.4x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	39%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	5.3x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2024

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-24	31-Mar-23	% Change	31-Dec-23	% Change
Rental revenues	$710,342	$684,779	3.7%	$709,266	0.2%
Tenant reimbursements - Utilities	228,345	271,154	(15.8%)	272,007	(16.1%)
Tenant reimbursements - Other	28,312	23,418	20.9%	34,936	(19.0%)
Interconnection & other	91,469	86,386	5.9%	90,901	0.6%
Total Revenue	$1,058,467	$1,065,737	(0.7%)	$1,107,110	(4.4%)

Utilities	$265,035	$295,375	(10.3%)	$314,101	(15.6%)
Rental property operating	167,068	167,052	0.0%	181,528	(8.0%)
Property taxes	31,564	23,799	32.6%	28,736	9.8%
Insurance	3,939	4,019	(2.0%)	3,595	9.6%
Total Expenses	$467,606	$490,245	(4.6%)	$527,960	(11.4%)

Net Operating Income (2)	$590,861	$575,492	2.7%	$579,150	2.0%
Less:
Stabilized straight-line rent	($9,951)	$1,543	(744.9%)	$17,204	(157.8%)
Above- and below-market rent	829	1,149	(27.9%)	828	0.1%
Cash Net Operating Income (3)	$599,983	$572,800	4.7%	$561,118	6.9%

Stabilized Portfolio occupancy at period end (4)	82.6%	83.0%	(0.4%)	82.9%	(0.4%)

(1)	Represents buildings owned as of December 31, 2022 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End March 31, 2024	First Quarter 2024

	0-1 MW		> 1 MW (3)		Other (4)		Total
Leasing Activity - New (1) (2)	1Q24	LTM	1Q24	LTM	1Q24	LTM	1Q24	LTM

Annualized GAAP Rent (in thousands)	$39,996	$158,070	$198,220	$413,346	$726	$5,593	$238,942	$577,009

Kilowatt leased	13,565	52,254	97,660	222,651	—	—	111,225	274,905
NRSF (in thousands)	145	609	748	2,149	13	83	907	2,841

Weighted Average Lease Term (years)	4.1	4.1	10.5	13.0	6.7	6.0	9.5	10.4

Initial stabilized cash rent per Kilowatt	$240	$240	$142	$133	—	—	$154	$153
GAAP rent per Kilowatt	$246	$252	$169	$155	—	—	$178	$173
Leasing cost per Kilowatt	$17	$25	—	$1	—	—	$3	$5

Net Effective Economics by Kilowatt (5)

Base rent by Kilowatt	$251	$255	$169	$156	—	—	$179	$175
Rental concessions by Kilowatt	$5	$3	—	$1	—	—	$1	$2
Estimated operating expense by Kilowatt	$78	$75	$42	$39	—	—	$46	$45

Net rent per Kilowatt	$168	$178	$127	$116	—	—	$132	$128

Tenant improvements by Kilowatt	—	—	$1	$1	—	—	$1	—
Leasing commissions by Kilowatt	$8	$8	—	—	—	—	$1	$2

Net effective rent per Kilowatt	$160	$169	$126	$115	—	—	$130	$126

Initial stabilized cash rent per NRSF	$269	$247	$222	$165	$53	$65	$227	$180
GAAP rent per NRSF	$275	$259	$265	$192	$55	$68	$264	$203
Leasing cost per NRSF	$19	$26	$1	$1	$2	$147	$4	$11

Net Effective Economics by NRSF (5)

Base rent by NRSF	$281	$263	$253	$194	$56	$71	$255	$205
Rental concessions by NRSF	$6	$3	—	$2	$1	$4	$1	$2
Estimated operating expense by NRSF	$59	$68	$68	$56	$8	$9	$66	$57

Net rent per NRSF	$216	$191	$185	$136	$47	$59	$188	$146

Tenant improvements by NRSF	—	—	—	—	—	$14	—	$1
Leasing commissions by NRSF	$8	$8	—	—	—	$1	$1	$2

Net effective rent per NRSF	$207	$183	$185	$136	$47	$44	$187	$143

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	>1 MW Base Rent for the LTM includes the net uplift related to an eight-megawatt lease replacement which resulted in an increased rate for the same capacity. GAAP Base Rent for the LTM per Square Foot and per Kilowatt metrics reflect the incremental additional Base Rent with no incremental capacity added.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended March 31, 2024	First Quarter 2024

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	1Q24	LTM	1Q24	LTM	1Q24	LTM	1Q24	LTM

Leases renewed (Kilowatt)	37,976	141,706	60,812	148,768	—	—	98,787	290,474
Leases renewed (NRSF in thousands)	551	2,006	739	1,840	182	562	1,472	4,408
Leasing cost per Kilowatt	$1	$1	$2	$3	—	—	$1	$1
Leasing cost per NRSF	$1	$1	$2	$2	—	$6	$1	$2

Weighted Term (years)	1.4	1.6	5.9	4.5	5.9	5.1	4.2	3.0

Cash Rent

Expiring cash rent per Kilowatt	$293	$296	$112	$129	—	—	$181	$210
Renewed cash rent per Kilowatt	$304	$310	$133	$146	—	—	$198	$226

% Change Cash Rent Per Kilowatt	3.8%	4.7%	18.5%	13.1%	—	—	9.4%	7.3%

Expiring cash rent per NRSF	$242	$251	$111	$125	$39	$35	$151	$171
Renewed cash rent per NRSF	$251	$263	$131	$141	$72	$56	$169	$186

% Change Cash Rent Per NRSF	3.8%	4.7%	18.5%	13.1%	84.7%	63.5%	11.8%	8.8%

GAAP Rent

Expiring GAAP rent per Kilowatt	$292	$295	$108	$120	—	—	$179	$206
Renewed GAAP rent per Kilowatt	$305	$311	$131	$147	—	—	$198	$227

% Change GAAP Rent Per Kilowatt	4.3%	5.5%	21.6%	22.3%	—	—	10.7%	10.5%

Expiring GAAP rent per NRSF	$242	$250	$106	$117	$36	$33	$148	$167
Renewed GAAP rent per NRSF	$252	$264	$129	$143	$67	$56	$168	$187

% Change GAAP Rent Per NRSF	4.3%	5.5%	21.6%	22.3%	88.1%	73.3%	13.0%	12.1%

Retention ratio (5)	88.8%	83.9%	76.4%	77.0%	80.0%	83.1%	81.1%	80.8%

Churn (6)	1.5%	6.0%	2.0%	4.5%	0.5%	2.8%	1.7%	5.1%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per KW data)	First Quarter 2024

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,773	—	—	—	—	—	—	—	—
Month to Month (3)	197	$48,017	1.4%	$243	$243	$47,837	10,266	$390	$388
2024	1,802	536,030	15.5%	297	296	533,801	128,582	347	346
2025	1,226	315,829	9.1%	258	261	319,584	86,905	303	306
2026	557	139,734	4.0%	251	261	145,486	42,431	274	286
2027	523	98,630	2.9%	189	201	105,347	38,629	213	227
2028	322	51,912	1.5%	161	176	56,910	20,789	208	228
2029	176	24,178	0.7%	138	171	30,117	11,894	169	211
2030	70	23,256	0.7%	333	341	23,782	5,986	324	331
2031	79	12,087	0.3%	153	242	19,133	4,827	209	330
2032	62	5,564	0.2%	90	100	6,201	1,982	234	261
2033	32	9,145	0.3%	290	361	11,372	2,809	271	337
Thereafter	10	1,852	0.1%	176	174	1,829	478	323	319

Total / Wtd. Avg.	7,830	$1,266,234	36.6%	$250	$257	$1,301,399	355,577	$297	$305

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,722	—	—	—	—	—	—	—	—
Month to Month (3)	222	$30,424	0.9%	$137	$137	$30,424	16,935	$150	$150
2024	837	134,709	3.9%	161	162	135,248	76,419	147	147
2025	1,815	270,488	7.8%	149	152	275,232	160,749	140	143
2026	1,705	248,046	7.2%	145	153	260,113	158,731	130	137
2027	1,466	212,695	6.2%	145	156	228,028	141,240	125	135
2028	1,040	133,006	3.8%	128	139	144,540	100,083	111	120
2029	1,116	144,969	4.2%	130	141	157,089	130,405	93	100
2030	1,064	164,016	4.7%	154	152	161,835	109,519	125	123
2031	1,035	163,476	4.7%	158	154	159,852	103,189	132	129
2032	920	137,017	4.0%	149	149	137,041	97,150	118	118
2033	478	71,744	2.1%	150	182	86,882	48,440	123	149
Thereafter	2,003	209,068	6.0%	104	120	240,979	189,298	92	106

Total / Wtd. Avg.	15,422	$1,919,657	55.5%	$140	$147	$2,017,264	1,332,158	$120	$126

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,767	—	—	—	—	—	—	—	—
Month to Month (3)	91	$3,367	0.1%	$37	$37	$3,367	—	—	—
2024	506	22,309	0.6%	44	44	22,233	—	—	—
2025	536	25,135	0.7%	47	48	25,576	—	—	—
2026	722	25,336	0.7%	35	37	26,635	—	—	—
2027	318	9,910	0.3%	31	33	10,593	—	—	—
2028	442	12,934	0.4%	29	32	14,079	—	—	—
2029	757	43,931	1.3%	58	66	49,606	—	—	—
2030	921	54,835	1.6%	60	75	69,480	—	—	—
2031	60	2,295	0.1%	39	45	2,707	—	—	—
2032	108	6,268	0.2%	58	66	7,148	—	—	—
2033	142	5,208	0.2%	37	44	6,245	—	—	—
Thereafter	2,882	60,431	1.7%	21	27	77,221	—	—	—

Total / Wtd. Avg.	9,251	$271,958	7.9%	$36	$42	$314,890	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	6,262	—	—	—	—	—	—	—	—
Month to Month (3)	587	$81,808	2.4%	$139	$139	$81,628	—	—	—
2024	3,145	693,048	20.0%	220	220	691,282	—	—	—
2025	3,577	611,451	17.7%	171	173	620,392	—	—	—
2026	2,983	413,116	11.9%	138	145	432,233	—	—	—
2027	2,307	321,235	9.3%	139	149	343,968	—	—	—
2028	1,804	197,852	5.7%	110	119	215,529	—	—	—
2029	2,049	213,078	6.2%	104	116	236,812	—	—	—
2030	2,055	242,107	7.0%	118	124	255,097	—	—	—
2031	1,174	177,858	5.1%	152	155	181,692	—	—	—
2032	1,090	148,848	4.3%	137	138	150,390	—	—	—
2033	651	86,097	2.5%	132	161	104,499	—	—	—
Thereafter	4,896	271,351	7.8%	55	65	320,029	—	—	—

Total / Wtd. Avg.	32,579	$3,457,849	100.0%	$131	$138	$3,633,553	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2024, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2024

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	71	$441,626	11.6%	7.6
2	Social Content Platform	25	217,400	5.7%	4.4
3	Oracle Corporation	38	169,947	4.5%	7.1
4	Global Cloud Provider	61	158,267	4.1%	4.8
5	IBM	37	129,322	3.4%	2.0
6	Equinix	15	92,767	2.4%	5.7
7	LinkedIn Corporation	7	81,524	2.1%	1.0
8	Fortune 25 Investment Grade-Rated Company	29	77,104	2.0%	2.6
9	Fortune 25 Tech Company	53	64,718	1.7%	3.5
10	Social Media Platform	8	62,557	1.6%	7.1
11	Meta Platforms, Inc.	48	61,820	1.6%	3.6
12	Fortune 500 SaaS Provider	12	56,076	1.5%	2.9
13	Lumen Technologies, Inc.	123	47,636	1.2%	9.4
14	AT&T	75	43,665	1.1%	3.0
15	Comcast Corporation	43	41,927	1.1%	4.0
16	JPMorgan Chase & Co.	16	40,031	1.0%	3.3
17	Rackspace	24	38,367	1.0%	9.2
18	Centersquare (2)	9	35,059	0.9%	7.6
19	Verizon	89	34,255	0.9%	10.9
20	Zayo	115	33,681	0.9%	2.0
	Total / Weighted Average		$1,927,749	50.3%	5.6

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of March 31, 2024, multiplied by 12.
(2)	In April 2024, Cyxtera announced a combination with Evoque and the combined company is named Centersquare.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2024

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-24	31-Dec-23	IT Load (6)	Count
North America

Northern Virginia	5,050	1,100	263	$506,360	91.2%	88.8%	438.5	18
Chicago	2,344	—	113	225,325	90.0%	90.0%	81.0	7
Dallas	3,065	—	77	204,410	83.0%	83.6%	111.2	19
New York	1,786	94	107	202,997	70.5%	71.4%	65.5	12
Portland	942	221	—	179,026	98.9%	99.9%	99.6	3
Silicon Valley	1,524	—	131	168,912	90.1%	90.5%	94.6	14
Phoenix	796	—	—	70,614	75.1%	71.0%	42.5	2
San Francisco	844	—	—	63,323	64.2%	64.3%	31.5	4
Atlanta	557	20	314	60,651	96.5%	96.5%	9.1	4
Toronto	509	218	—	55,015	95.1%	87.0%	47.8	2
Los Angeles	591	31	—	43,133	85.5%	85.4%	16.2	2
Seattle	397	—	—	42,383	77.8%	77.8%	5.9	1
Boston	437	—	51	17,246	41.7%	42.1%	19.0	3
Houston	393	—	14	16,801	69.6%	63.9%	12.0	6
Miami	226	—	—	9,491	86.1%	85.5%	1.3	2
Austin	86	—	—	7,590	56.3%	56.3%	4.3	1
Charlotte	95	—	—	5,699	91.1%	90.7%	1.5	3
North America Total/Weighted Average	19,642	1,684	1,069	$1,878,975	84.4%	83.5%	1,081.5	103

EMEA

Frankfurt	2,185	1,539	—	$246,727	84.4%	87.1%	144.3	29
London	1,365	—	77	197,444	54.8%	57.2%	94.4	14
Amsterdam	1,332	222	92	178,343	84.2%	83.2%	116.3	13
Paris	918	344	—	121,201	83.5%	71.9%	85.5	12
Johannesburg	1,103	1,104	—	110,206	78.7%	71.1%	57.2	5
Marseille	520	—	38	69,360	78.1%	76.8%	45.4	4
Dublin	553	—	—	59,653	76.0%	76.0%	39.3	9
Zurich	444	152	—	57,681	77.5%	79.5%	29.0	3
Vienna	356	133	—	52,392	81.9%	84.0%	25.6	3
Madrid	304	105	—	42,509	70.9%	76.3%	16.8	4
Brussels	290	47	—	37,718	72.9%	66.8%	17.3	3
Cape Town	326	402	—	36,830	75.4%	74.6%	21.1	2
Stockholm	190	108	—	24,129	70.4%	70.0%	16.8	6
Copenhagen	226	—	99	21,285	66.3%	66.6%	12.9	3
Dusseldorf	142	—	71	18,820	55.1%	58.7%	7.7	3
Athens	55	159	—	9,343	79.1%	92.8%	2.2	4
Durban	45	—	—	5,968	86.9%	84.4%	1.1	1
Mombasa	37	—	21	4,081	38.1%	17.3%	3.5	2
Zagreb	22	—	13	2,809	85.7%	85.7%	0.9	1
Nairobi	16	75	—	2,674	61.9%	61.9%	0.5	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Crete	—	11	—	—	—	—	—	—
EMEA Total/Weighted Average	10,431	4,403	411	$1,299,662	76.4%	75.3%	737.8	123

Asia Pacific

Singapore	873	17	—	$203,323	95.2%	93.8%	84.3	3
Sydney	361	—	88	31,663	90.8%	92.2%	22.8	4
Melbourne	147	—	—	15,012	62.3%	62.3%	9.6	2
Seoul	162	—	—	1,966	7.6%	7.6%	12.0	1
Hong Kong	99	66	120	503	2.2%	2.2%	7.5	1
Asia Pacific Total/Weighted Average	1,642	83	207	$252,468	77.0%	76.7%	136.1	11

Non-Data Center Properties	329	—	264	—	—	—	—	—

Consolidated Portfolio Total/Weighted Average	32,043	6,170	1,951	$3,431,105	80.6%	79.6%	1,955.4	237

Held For Sale (7)	328	—	—	$34,830	99.5%	99.5%	26.8	1

Unconsolidated Joint Ventures

Northern Virginia	2,418	805	—	$221,253	98.8%	97.9%	193.7	12
Chicago	790	—	—	77,274	91.8%	91.3%	67.4	2
Silicon Valley	142	—	—	18,498	100.0%	100.0%	10.9	2
Toronto	104	—	—	12,742	55.7%	55.7%	6.8	1
Hong Kong	186	—	—	11,394	48.2%	48.2%	11.0	1
Paris	90	180	—	7,270	61.5%	—	10.0	1
Los Angeles	197	—	—	5,446	100.0%	100.0%	—	2
Lagos	4	—	—	514	100.0%	100.0%	0.2	1
Abuja	1	—	—	42	73.0%	73.0%	0.1	1
Chennai	52	—	—	—	—	—	7.2	1
Dallas	—	327	—	—	—	—	—	2
Managed Unconsolidated Portfolio Total/Weighted Average	3,985	1,313	—	$354,434	91.9%	93.7%	307.1	26

Managed Portfolio Total/Weighted Average	36,029	7,482	1,951	$3,785,539	81.8%	81.2%	2,262.6	263

Digital Realty Share Total/Weighted Average (8)	32,579	6,170	1,951	$3,457,849	80.8%	80.3%	2,020.8	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,393	97	1,198	$183,568	91.9%	91.8%	117.6	25
Tokyo	1,352	484	—	80,324	75.6%	76.2%	64.9	5
Osaka	583	56	140	74,347	83.3%	81.4%	58.9	4
Queretaro	105	—	583	16,891	100.0%	100.0%	8.0	3
Santiago	119	118	71	16,363	90.1%	90.1%	10.2	3
Rio De Janeiro	112	—	—	11,630	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	9,543	87.0%	87.0%	6.2	1
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,810	756	2,190	$400,435	85.2%	85.3%	282.8	46

Portfolio Total/Weighted Average	39,839	8,238	4,141	$4,185,973	82.1%	81.5%	2,545.3	309

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2024, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Held for Sale represents the assets being sold in the CH2 transaction which closed in April 2024.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	First Quarter 2024

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	1,100	170	$1,025,225	$761,322	104	69%	4Q24	$469,663	$623,677	$1,093,340	$270,954	$461,993	$732,946
Dallas	230	30	198,135	130,146	16	100%	3Q24	224,638	79,962	304,600	78,623	27,987	106,610
Portland	—	—	—	—	24	100%	3Q24	194,129	81,691	275,820	194,129	81,691	275,820
Other	360	100	748,561	644,635	34	91%	3Q24-1Q25	215,709	190,940	406,649	171,541	155,118	326,659
Americas	1,690	300	$1,971,922	$1,536,104	178	80%		$1,104,139	$976,270	$2,080,409	$715,247	$726,788	$1,442,035	12.3%

Frankfurt	120	60	$728,342	$728,342	56	55%	2Q25	$599,493	$399,246	$998,739	$599,493	$399,246	$998,739
Paris	220	10	114,871	41,025	48	44%	4Q24	453,985	301,098	755,083	375,560	285,263	660,823
Zurich	10	—	32,866	32,866	13	82%	3Q25	151,406	110,688	262,094	151,406	110,688	262,094
Other	360	160	671,131	633,710	104	48%	2Q24-1Q26	383,890	700,481	1,084,372	328,871	597,151	926,022
EMEA	710	230	$1,547,209	$1,435,943	222	51%		$1,588,774	$1,511,514	$3,100,288	$1,455,330	$1,392,349	$2,847,679	9.7%

Tokyo	30	20	$134,008	$67,004	24	63%	1Q25	$93,135	$160,153	$253,288	$46,567	$80,077	$126,644
Hong Kong	—	—	25,807	25,807	6	100%	3Q25	22,293	48,505	70,798	22,293	48,505	70,798
Osaka	40	10	51,523	25,762	6	100%	2Q25	18,630	34,106	52,736	9,315	17,053	26,368
Other	200	20	190,427	144,842	1	100%	2Q24	1,195	7,728	8,924	1,195	7,728	8,924
APAC	270	50	$401,765	$263,414	37	76%		$135,253	$250,493	$385,746	$79,371	$153,363	$232,734	10.4%

Total	2,670	580	$3,920,896	$3,235,461	437	65%		$2,828,166	$2,738,277	$5,566,443	$2,249,948	$2,272,500	$4,522,448	10.6%

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through March 31, 2024, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint venture projects.
(5)	Includes only Digital Realty's share in development joint venture projects.
(6)	Represents cost incurred through March 31, 2024.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	First Quarter 2024

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4)	Investment (5)	Investment	Investment (4) (6)	Investment (5)	Investment
Future Development Capacity (7)	$2,966,878	$954,017	$3,920,896	$2,527,178	$708,283	$3,235,461
Data Center Construction	2,828,166	2,738,277	5,566,443	2,249,948	2,272,500	4,522,448
Equipment Pool & Other Inventory (8)	184,706	—	184,706	184,706	—	184,706
Campus, Tenant Improvements & Other (9)	232,389	107,835	340,224	232,389	107,835	340,224
Total Land Held and Development CIP	$6,212,140	$3,800,129	$10,012,269	$5,194,222	$3,088,617	$8,282,839

Enhancement & Other	$24,064	$6,363	$30,427	$24,064	$6,363	$30,427
Recurring	26,549	36,587	63,136	26,549	36,587	63,136
Total Land Held and Construction in Progress	$6,262,753	$3,843,079	$10,105,832	$5,244,835	$3,131,567	$8,376,403

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Includes Digital Realty's and partners' shares in development joint venture projects.
(3)	Includes only Digital Realty's share in development joint venture projects.
(4)	Represents cost incurred through March 31, 2024.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $67.8 million representing our partners' shares in consolidated joint ventures included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $651.0 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of March 31, 2024, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $3.0 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2024

	Three Months Ended
	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Non-Recurring Capital Expenditures (1)

Development (2)	$549,522	$845,315	$953,267	$523,406	$644,910

Enhancements and Other Non-Recurring	7,738	10,113	1,317	1,479	2,796

Total Non-Recurring Capital Expenditures	$557,260	$855,428	$954,584	$524,885	$647,706

Recurring Capital Expenditures (3)	$47,676	$142,808	$90,251	$53,498	$40,465

Total Direct Capital Expenditures	$604,936	$998,236	$1,044,835	$578,383	$688,171

Indirect Capital Expenditures

Capitalized Interest	$28,522	$33,032	$29,130	$27,883	$26,771

Capitalized Overhead	25,857	27,867	23,837	23,717	23,735

Total Indirect Capital Expenditures	$54,379	$60,899	$52,967	$51,600	$50,506

Total Improvements to and Advances for Investment in Real Estate	$659,315	$1,059,135	$1,097,802	$629,983	$738,677

Consolidated Portfolio Net Rentable Square Feet (4)	32,579	32,670	32,603	33,858	33,511

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures during the quarter, prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2024

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
PAR8-11	Land	Paris, France	1/11/2024	$75,675	NA	—	—	—	—
Cyxtera- Various	Leasehold	Frankfurt, Singapore	1/12/2024	55,000	NA	—	—	—	—
KIX10 Annex (MC Digital Realty)	Land	Osaka, Japan	2/5/2024	6,608	NA	—	—	—	—
Total				$137,283	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Cyxtera- Various	Buildings	Santa Clara, New Jersey	1/12/2024	$277,399	6.1%	—	—	—	—
SYD15	Land	Sydney, Australia	3/28/2024	62,837	NA	—	—	—	—
Total				$340,236	—	—	—	—	—

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Blackstone JV - Phase I (5)	NoVa, Paris	1/11/2024	$367,746	NA	—	—	—	—
GI Partners JV - CH1 and CH3 (6)	Chicago, IL	1/12/2024	900,000	6.5%	—	—	—	—
Mitsubishi JV (7)	Dallas, TX	3/4/2024	307,896	NA	—	—	—	—
Total			$1,575,642	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices converted to USD based on FX rate as of March 31,2024.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Blackstone acquired an 80% interest, while Digital Realty maintains a 20% interest and will manage the development and day-to-day operations of the JV. Contribution price is shown at 100%.
(6)	GI Partners acquired an additional 15% equity interest in two stabilized hyperscale data center buildings in the Chicago metro area, increasing their stake from 65% to 80%, for approximately $68 million. Contribution price is shown at 100%.
(7)	Mitsubishi invested approximately $200 million to acquire a 65% interest while Digital Realty maintains a 35% interest in the joint venture for the development of two build-to-suit hyperscale data centers in the Dallas metro area. Each partner will fund its pro rata share of the remaining development costs of the projects. Contribution price is shown at 100%.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2024

Summary Balance Sheet -	As of March 31, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$5,684,399	$1,728,633	$320,288	$1,293,417	$9,026,737
Accumulated depreciation & amortization	(742,961)	(225,285)	—	(77,253)	(1,045,499)
Net Book Value of Operating Real Estate	$4,941,438	$1,503,348	$320,288	$1,216,164	$7,981,239
Cash	361,349	286,539	76,859	119,316	844,063
Other assets	1,839,898	178,238	47,462	179,398	2,244,996
Total Assets	$7,142,684	$1,968,125	$444,609	$1,514,878	$11,070,298

Debt	2,604,657	654,680	—	444,853	3,704,190
Other liabilities	586,997	157,491	395,554	34,291	1,174,333
Equity / (deficit)	3,951,032	1,155,954	49,055	1,035,735	6,191,775
Total Liabilities and Equity	$7,142,686	$1,968,125	$444,609	$1,514,878	$11,070,298

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$886,171	$327,340	—	$168,591	$1,382,102

Summary Statement of Operations -	Three Months Ended March 31, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$188,283	$63,557	$556	$24,247	$276,643
Operating expenses	(83,577)	(30,384)	(725)	(8,798)	(123,485)
Net Operating Income (NOI)	$104,706	$33,173	($169)	$15,449	$153,159

Straight-line rent	(1,913)	(1,182)	—	279	(2,816)
Above and below market rent	1,573	—	—	(775)	798
Cash Net Operating Income (NOI)	$104,366	$31,991	($169)	$14,953	$151,140

Interest expense	($59,240)	($1,091)	($1,615)	($6,899)	($68,845)
Depreciation & amortization	(97,617)	(15,612)	—	(15,180)	(128,409)
Other income / (expense)	(2,593)	(4,118)	105	31,910	25,303
FX remeasurement on USD debt	(31,784)	—	—	4,110	(27,674)
Total Non-Operating Expenses	($191,234)	($20,821)	($1,510)	$13,940	($199,624)

Net Income / (Loss)	($86,528)	$12,352	($1,678)	$29,389	($46,466)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$34,172	$16,587	$17	$5,855	$56,630

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$34,104	$15,996	$17	$5,667	$55,783

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($33,511)	$6,176	($1,278)	$12,606	($16,008)

Digital Realty's Pro Rata Share of Core FFO (5)	$17,580	$14,337	($1,280)	$8,648	$39,285

Digital Realty's Fee Income from Joint Ventures	$5,096	$178	—	$3,388	$8,661

(1)	Includes Ascenty, Blackstone Nova, Clise, Colovore, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the Joint Ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2024

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Net Income / (Loss) Available to Common Stockholders	$271,327	$18,122	$723,440	$108,003	$58,547
Interest	109,535	113,638	110,767	111,116	102,220
Loss from early extinguishment of debt	1,070	—	—	—	—
Income tax expense (benefit)	22,413	20,724	17,228	16,173	21,454
Depreciation & amortization	431,102	420,475	420,613	432,573	421,198
EBITDA	$835,446	$572,958	$1,272,048	$667,866	$603,420
Unconsolidated JV real estate related depreciation & amortization	47,877	64,833	43,214	35,386	33,719
Unconsolidated JV interest expense and tax expense	34,271	42,140	27,000	32,105	18,556
Severance, equity acceleration and legal expenses	791	7,565	2,682	3,652	4,155
Transaction and integration expenses	31,839	40,226	14,465	17,764	12,267
(Gain) / loss on sale of investments	(277,787)	103	(810,688)	(89,946)	—
Provision for impairment	—	5,363	113,000	—	—
Other non-core adjustments, net	21,608	(35,439)	1,719	22,132	(14,604)
Non-controlling interests	6,329	(8,419)	12,320	(2,538)	111
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$710,556	$699,509	$685,943	$696,604	$667,804

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.

	Three Months Ended
Financial Ratios	31-Mar-24	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23

Total GAAP interest expense	$109,535	$113,638	$110,767	$111,116	$102,220
Capitalized interest	28,522	33,032	29,130	27,883	26,771
Change in accrued interest and other non-cash amounts	55,421	(66,013)	44,183	(60,612)	38,137
Cash Interest Expense (2)	$193,479	$80,657	$184,081	$78,387	$167,128

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$148,239	$156,851	$150,079	$149,181	$139,172

Coverage
Interest coverage ratio (4)	4.3x	4.0x	4.3x	4.5x	4.7x
Cash interest coverage ratio (5)	3.2x	6.4x	3.4x	7.4x	3.7x
Fixed charge coverage ratio (6)	4.0x	3.8x	4.1x	4.2x	4.4x
Cash fixed charge coverage ratio (7)	3.1x	5.8x	3.2x	6.6x	3.5x

Leverage
Debt to total enterprise value (8)(9)	26.7%	28.6%	30.6%	33.3%	37.3%
Debt-plus-preferred-stock-to-total-enterprise-value (9)(10)	27.9%	29.8%	32.0%	34.7%	38.9%
Pre-tax income to interest expense (11)	3.6x	1.2x	7.7x	2.0x	1.7x
Net Debt-to-Adjusted EBITDA (12)	6.1x	6.2x	6.3x	6.8x	7.1x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Total debt divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2024

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to non-controlling interests in operating partnership and, depreciation related to non-controlling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (vii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2024

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2022 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended March 31, 2024, GAAP interest expense was $110 million, capitalized interest was $29 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-24	31-Dec-23	31-Mar-23

Operating income	$149,367	$134,035	$177,335

Fee income	(13,010)	(14,330)	(7,868)
Other income	(862)	(144)	(887)
Depreciation and amortization	431,102	420,475	421,198
General and administrative	114,419	109,235	107,766
Severance, equity acceleration and legal expenses	791	7,565	4,155
Transaction expenses	31,839	40,226	12,267
Provision for impairment	—	5,363	—
Other expenses	10,836	5,580	—

Net Operating Income	$724,482	$708,003	$713,965

Cash Net Operating Income (Cash NOI)

Net Operating Income	$724,482	$708,003	$713,965

Straight-line rental revenue	(2,522)	(22,085)	(16,327)
Straight-line rental expense	1,369	(4,745)	(510)
Above- and below-market rent amortization	(854)	(856)	(1,226)

Cash Net Operating Income	$722,474	$680,317	$695,902

Constant Currency CFFO Reconciliation	Three Months Ended
(in thousands, except per share data)	31-Mar-24		31-Mar-23

Core FFO (1)	$532,153		$493,500
Core FFO impact of holding '23 Exchange Rates Constant (2)	1,119		—

Constant Currency Core FFO	$533,272		$493,500
Weighted-average shares and units outstanding - diluted	319,138		297,382
Constant Currency CFFO Per Share	$1.67		$1.66

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2024 constant with average currency translation rates that were applicable to the same periods in 2023.

Forward-Looking Statements	Financial Supplement
First Quarter 2024

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2024 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs, or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers, and business partners during a pandemic, such as COVID-19;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2023, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.